UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Hawthorn Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Missouri	0-23636	431626350
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Southwest Longview Blvd., Lee's Summit, Missouri		64081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	573.761.6179

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2008, as part of the Capital Purchase Program ("CPP") established by the U.S. Department of the Treasury (the "Treasury") under the Emergency Economic Stabilization Act of 2008 ("EESA"), our Company, Hawthorn Bancshares, Inc., entered into a Letter Agreement with the Treasury, which Letter Agreement incorporates by reference the terms of a Securities Purchase Agreement — Standard Terms (the Letter Agreement and Securities Purchase Agreement – Standard Terms, including the schedules and exhibits thereto, collectively are referred to in this report as the "Purchase Agreement"). Pursuant to the Purchase Agreement, our Company issued and sold to the Treasury, in exchange for the Treasury's payment of $30,255,000 in cash:
(i) 30,255 shares of our Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008, $0.01 par value per share, having a liquidation preference of $1,000 per share (the "Preferred Stock"); and
(ii) a warrant to purchase 245,443 shares of our Company's common stock, $1.00 par value per share ("Common Stock"), at an initial exercise price of $18.49 per share, subject to certain anti-dilution and other adjustments (the "Warrant").
The purchase of and payment for the Preferred Stock occurred concurrently with the execution and delivery by the parties of the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of our Company.

The Preferred Stock

In addition to certain powers and rights applicable to the Preferred Stock that are contained in the Purchase Agreement, the designation, powers, preferences and rights of the Preferred Stock are set forth in a Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008 (the "Certificate of Designations") adopted by our Board of Directors on December 17, 2008 and filed with the Missouri Secretary of State on December 17, 2008.
The Preferred Stock qualifies as Tier 1 capital of our Company and will pay cumulative quarterly dividends at a rate of 5% per annum for approximately the first five years, and thereafter at a rate of 9% per annum. The Preferred Stock has no maturity date, and ranks senior to our Common Stock with respect to the payment of dividends and the distribution of assets upon any dissolution, liquidation, or winding up of our Company.
The Preferred Stock is generally non-voting. However, the holders of the Preferred Stock will be entitled to vote as a separate class on certain matters that would adversely affect the rights of the holders of the Preferred Stock or as otherwise required by law. Whenever dividends payable on the shares of Preferred Stock have not have been paid for six or more quarterly periods, whether or not consecutive, the number of directors then constituting our Board of Directors will automatically be increased by two and the holders of the Preferred Stock will be entitled to vote as a separate class to fill such newly created directorships. This right to elect two directors will continue until such time as all accrued and unpaid dividends on the Preferred Stock have been paid in full.
On or after February 15, 2012, our Company may redeem the Preferred Stock, in whole or in part, at the liquidation amount ($1,000 per share) plus accrued and unpaid dividends. Prior to that date, our Company may redeem the Preferred Stock, in whole or in part, at the liquidation amount plus accrued and unpaid dividends if (i) our Company has received aggregate gross cash proceeds from one or more Qualified Equity Offerings (as defined below) equal to at least $7,563,750, and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such Qualified Equity Offerings. A "Qualified Equity Offering" generally is a sale and issuance for cash by our Company, to persons other than our Company or its subsidiaries, of shares of perpetual preferred stock, Common Stock or any combination of such stock, in each case, that qualifies as Tier 1 capital of our Company under the risk-based capital guidelines applicable to our Company. Any redemption of the Preferred Stock, including any redemption made on or after February 15, 2012, is subject to the approval of the Board of Governors of the Federal Reserve System.
Prior to December 19, 2011, unless our Company has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the Purchase Agreement provides that the consent of the Treasury will be required for our Company to:
(i) declare or pay any dividend or make any distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.21 per share, subject to certain adjustments); or
(ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or equity securities of our Company, or any trust preferred securities issued by our Company or its affiliates, except for redemptions, purchases or other acquisitions of the Preferred Stock, in connection with benefit plans consistent with past practice, and certain other circumstances specified in the Purchase Agreement.
In addition, the Certificate of Designations provides that if any share of Preferred Stock remains outstanding and our Company has failed to declare and pay in full (or has failed to declare and set aside a sum sufficient to pay in full) all accrued and unpaid dividends on the outstanding shares of Preferred Stock, our Company will be prohibited from:
(i) declaring or paying any dividends or distributions on the Common Stock, on any shares of "Junior Stock" (defined below) or, subject to certain exceptions, any shares of "Parity Stock" (defined below), except that our Company may declare and pay dividends payable solely in shares of Common Stock; and
(ii) purchasing, redeeming or otherwise acquiring, directly or indirectly, any Common Stock, Junior Stock or Parity Stock.
"Junior Stock" means our Common Stock, Series A preferred stock, and any other class or series of our Company's stock whose terms expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of our Company. "Parity Stock" means any class or series of our Company's stock whose terms do not expressly provide that it ranks senior or junior to the Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of our Company.
The Preferred Stock is not subject to any contractual restrictions on transfer.
In the Purchase Agreement, our Company agreed that, upon the request of the Treasury at any time, our Company will promptly enter into a deposit arrangement under which the Preferred Stock may be deposited and depositary shares may be issued representing fractional shares of Preferred Stock.
In the event of a liquidation of our Company, the holder of the Preferred Stock would be entitled to receive a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends, prior to the distribution of any amount to the holders of our Common Stock.

The Warrant

The powers and rights applicable to the Warrant are set forth in the Purchase Agreement and in the Warrant certificate.
The Warrant is immediately exercisable with an initial exercise price of $18.49 per share, and expires ten years from the issuance date. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, upon reclassification of the shares of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then-current market price of Common Stock. In addition, if our Company receives aggregate gross cash proceeds of at least $30,255,000 from the completion of one or more "Qualified Equity Offerings" on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury's exercise of the Warrant will be reduced by one-half of the original number of shares underlying the Warrant, taking into account all anti-dilution and other adjustments.
The Warrant and the shares of Common Stock issued upon exercise of the Warrant are not subject to any contractual restrictions on transfer. However, the Purchase Agreement prohibits the Treasury from transferring or exercising the Warrant with respect to more than one-half of the shares of Common Stock issuable upon exercise of the Warrant until the earlier of December 31, 2009 or the date on which our Company receives aggregate gross cash proceeds of not less than $30,255,000 from one or more "Qualified Equity Offerings."
The Warrant does not entitle the Treasury to any voting rights or other rights as a shareholder prior to its exercise. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise any voting rights with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant provides that, if at any time the shares of Common Stock of our Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause our Company to exchange all or a portion of the Warrant for another economic interest of our Company (determined by the Treasury in consultation with our Company) classified as permanent equity under GAAP with an equivalent fair market value.

Private Placement and NASDAQ Listing

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
In the Purchase Agreement, our Company agreed that, if requested by the Treasury at any time, our Company will prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register the resale of the Preferred Stock, the Warrant, the shares of Common Stock issuable upon exercise of the Warrant, and any depositary shares issued pursuant to a depositary arrangement (the "Registrable Securities"), and thereafter to use its commercially reasonable efforts to have the registration statement declared effective.
If an effective registration statement is not available with respect to the Registrable Securities and our Company proposes to register any of its equity securities on a registration form that may be used for the registration of the Registrable Securities, our Company will notify the holders of the Registrable Securities of our Company's intention to do so, and will include in such registration all Registrable Securities of each such holder who timely requests their inclusion.
In the Purchase Agreement and the Warrant, our Company agreed to cause the shares of Common Stock issuable upon exercise of the Warrant to be listed on the NASDAQ Global Select Market, subject to official notice of issuance, and to maintain such listing thereafter. In addition, if requested by the Treasury, our Company has agreed to use its reasonable best efforts to promptly cause the Preferred Stock to be approved for listing on the NASDAQ Global Select Market.

Executive Benefit Plan Limitations

In the Purchase Agreement, our Company agreed that, until such time as Treasury ceases to own any debt or equity securities of our Company acquired pursuant to the Purchase Agreement or the Warrant, our Company will take all necessary action to ensure that the benefit plans with respect to its Senior Executive Officers (defined below) comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect on the issuance date, and will not adopt any new benefit plans with respect to its Senior Executive Officers that do not comply with EESA. Our "Senior Executive Officers" are defined to be our chief executive officer, our chief financial officer and our three other most highly compensated executive officers.
Each of our current Senior Executive Officers (namely, James E. Smith, David T. Turner, Richard G Rose and Kathleen L. Bruegenhemke) executed a waiver (the "Waiver") pursuant to the Purchase Agreement, in which each Senior Executive Officer voluntarily waived any claim against the Treasury or our Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with the regulation issued by the Treasury under the CPP. In the Waiver, each Senior Executive Officer also acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements) so long as the Treasury holds any equity or debt securities of our Company acquired through the CPP.
Each of our current Senior Executive Officers also entered into entered into a letter agreement (the "SEO Letter Agreement") with our Company for the purpose of amending each Senior Executive Officer's compensation arrangements and benefits in order to comply with the relevant elements of EESA and the Treasury's rules. Among other things, the effect of the SEO Letter Agreement is to limit any potential golden parachute payments under our Company's change of control agreements with any Senior Executive Officer to an amount not exceeding three times the Senior Executive Officer's "base amount" (as defined in Section 280G of the Internal Revenue Code) (the "Program Period"), which limitation would apply during the period in which the Treasury holds securities of our Company acquired pursuant to CPP.

Additional Information

Copies of the Certificate of Designations with respect to the Preferred Stock, the Warrant, the form of Specimen Stock Certificate for the Preferred Stock, the Purchase Agreement, the form of Waiver executed by the Senior Executive Officers and the form of SEO Letter Agreement executed by the Senior Executive Officers are included as Exhibits 3.1, 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this report and are incorporated by reference herein. The foregoing summaries of the Preferred Stock, the Warrant and the provisions of the documents referred to in this Item are qualified in their entirety by reference to such Exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

On December 19, 2008, our Company issued and sold 30,255 shares of the Preferred Stock and the Warrant to the Treasury in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
As more fully described in "Item 1.01. Entry into a Material Definitive Agreement," our Company (i) has granted certain registration rights with respect to the resale of the Preferred Stock, the Warrant, the shares of Common Stock issuable upon exercise of the Warrant, and any depositary shares issued pursuant to a depositary arrangement, (ii) has agreed to cause the shares of Common Stock issuable upon exercise of the Warrant to be listed on the NASDAQ Global Select Market, subject to official notice of issuance, and (iii) if requested by the Treasury, has agreed to use its reasonable best efforts to promptly cause the Preferred Stock to be approved for listing on the NASDAQ Global Select Market.
The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated herein by reference.
Copies of the Certificate of Designations with respect to the Preferred Stock, the Warrant, the form of Specimen Stock Certificate for the Preferred Stock, and the Purchase Agreement are included as Exhibits 3.1, 4.1, 4.2 and 10.1, respectively, to this report and are incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to such Exhibits.

Item 3.03 Material Modifications to Rights of Security Holders.

As more fully described in "Item 1.01. Entry into a Material Definitive Agreement," (i) the holders of the Preferred Stock will be entitled to vote as a separate class to fill two newly created directorships whenever dividends payable on the shares of Preferred Stock have not have been paid for six or more quarterly periods, (ii) prior to December 19, 2011, the Treasury's consent generally will be required for our Company to declare or pay any dividend on the Common Stock (other than our current regular quarterly cash dividends) or to redeem, purchase or acquire any shares of Common Stock, (iii) our Company will be prohibited from declaring or paying any dividends on Common Stock, or purchasing, redeeming or otherwise acquiring Common Stock, if it has failed to declare and pay in full all accrued and unpaid dividends on the outstanding shares of Preferred Stock, and (iv) in the event of a liquidation of our Company, the holder of the Preferred Stock would be entitled to receive a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends, prior to the distribution of any amount to the holders of our Common Stock.
The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" and in "Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year" is incorporated herein by reference.
Copies of the Certificate of Designations with respect to the Preferred Stock, the Warrant, the form of Specimen Stock Certificate for the Preferred Stock, and the Purchase Agreement are included as Exhibits 3.1, 4.1, 4.2 and 10.1, respectively, to this report and are incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to such Exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As more fully described in "Item 1.01. Entry into a Material Definitive Agreement," each of our current Senior Executive Officers (namely, James E. Smith, David T. Turner, Richard G Rose and Kathleen L. Bruegenhemke) executed a Waiver in which each Senior Executive Officer voluntarily waived any claim against the Treasury or our Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with the regulation issued by the Treasury under the CPP.
Each of our current Senior Executive Officers also entered into entered into a letter agreement or "SEO Letter Agreement" with our Company for the purpose of amending each Senior Executive Officer's compensation arrangements and benefits in order to comply with the relevant elements of EESA and the Treasury's rules. Among other things, the effect of the SEO Letter Agreement is to limit any potential golden parachute payments under our Company's change of control agreements with any Senior Executive Officer to an amount not exceeding three times the Senior Executive Officer's "base amount" (as defined in Section 280G of the Internal Revenue Code) (the "Program Period"), which limitation would apply during the period in which the Treasury holds securities of our Company acquired pursuant to CPP.
The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated herein by reference.
Copies of the form of Waiver executed by the Senior Executive Officers and the form of SEO Letter Agreement executed by the Senior Executive Officers are included as Exhibits 10.2 and 10.3, respectively, to this report and are incorporated by reference herein. The foregoing summary, including the summaries of the provisions of the Waiver and the SEO Letter Agreement, are qualified in their entirety by reference to such Exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article Third of our Company's Restated Articles of Incorporation authorizes our Board of Directors to adopt resolutions to designate one or more series of preferred stock, to establish the number of shares to be included in any such series and to fix the voting powers and the designations, preferences and any relative, participating, optional or other rights, and any qualifications, limitations or restrictions relating to the shares of each such series. Pursuant to this authority, as more fully described in "Item 1.01. Entry into a Material Definitive Agreement," our Board of Directors adopted a Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008 or "Certificate of Designations" to fix the designations, preferences, limitations and relative rights of the Preferred Stock on December 17, 2008 and filed this Certificate of Designations with the Missouri Secretary of State on December 17, 2008 (at which time it went into effect).
The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated herein by reference.
Copies of the Certificate of Designations with respect to the Preferred Stock and the form of Specimen Stock Certificate for the Preferred Stock are included as Exhibits 3.1 and 4.2, respectively, to this report and are incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to such Exhibits.

Item 8.01 Other Events.

On December 19, 2008, our Company issued a press release announcing that it sold the Preferred Stock and the Warrants to the Treasury pursuant to the CPP in exchange for the Treasury's payment of $30,255,000 in cash. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description
3.1 Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008, dated December 17, 2008.
4.1 Warrant to Purchase Shares of Common Stock of Hawthorn Bancshares, Inc., dated December 19, 2008.
4.2 Form of Specimen Stock Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008.
10.1 Letter Agreement dated December 19, 2008 by and between Hawthorn Bancshares, Inc. and the United States Department of the Treasury, including the Securities Purchase Agreement — Standard Terms.
10.2 Form of Waiver of Senior Executive Officers.
10.3 Form of Letter Agreement between the Senior Executive Officers and Hawthorn Bancshares, Inc.
99.1 Press Release of Hawthorn Bancshares, Inc. dated December 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

December 19, 2008	By:	James E. Smith

Name: James E. Smith
Title: Chairman & CEO

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008, dated December 17, 2008.
4.1	Warrant to Purchase Shares of Common Stock of Hawthorn Bancshares, Inc., dated December 19, 2008.
4.2	Form of Specimen Stock Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008.
10.1	Letter Agreement dated December 19, 2008 by and between Hawthorn Bancshares, Inc. and the United States Department of the Treasury, including the Securities Purchase Agreement - Standard Terms.
10.2	Form of Waiver of Senior Executive Officers.
10.3	Form of Letter Agreement between the Senior Executive Officers and Hawthorn Bancshares, Inc.
99.1	Press Release of Hawthorn Bancshares, Inc., dated December 19, 2008.